As filed with the Securities and Exchange Commission on March 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALPHA TAU MEDICAL LTD.

(Exact name of Registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kiryat HaMada St. 5 Jerusalem, Israel	9777605
(Address of Principal Executive Offices)	(Zip Code)

Alpha Tau Medical Ltd. 2021 Share Incentive Plan

Alpha Tau Medical Ltd. 2021 Employee Share Purchase Plan

(Full Title of the Plan)

Alpha Tau Medical, Inc.

1 Union Street 3rd Floor

Lawrence, MA 01840

(833) 455-3278

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Rosenberg Joshua G. Kiernan Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 906-1200	Shachar Hadar Matthew Rudolph Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Alpha Tau Medical Ltd. (the “Registrant,” “we” or “our”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register (i) 2,764,200 additional ordinary shares, no par value (“Ordinary Shares”), of the Registrant reserved for issuance under the Alpha Tau Medical Ltd. 2021 Share Incentive Plan (the “2021 Plan”) resulting from an automatic annual increase as of January 1, 2023 and (ii) 691,050 additional Ordinary Shares reserved for issuance under the Alpha Tau Medical Ltd. 2021 Employee Share Purchase Plan (the “ESPP”) resulting from an automatic annual increase as of January 1, 2023. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the SEC on April 7, 2022 (File No. 333-264169).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents filed or to be filed with the SEC:

(a)	The Registrant’s Annual Report on Form 20-F, filed by the Registrant with the SEC on March 9, 2023; and

(b)	The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41316), filed by the Registrant with the SEC on March 7, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K furnished by the Registrant to the SEC (which indicate that they are incorporated herein by reference) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished
3.1	Amended and Restated Articles of Association of Alpha Tau Medical Ltd.	20-F	001-41316	1.1	March 9, 2023
3.2	Specimen Ordinary Share Certificate	F-4	333-258915	4.5	January 5, 2022
5.1	Opinion of Meitar | Law Offices.					*
23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered accounting firm					*
23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1).					*
24.1	Power of Attorney (included on the signature page of the Registration Statement).
99.1	2016 Share Incentive Plan of Alpha Tau Medical Ltd.	F-4	333-258915	10.7	August 18, 2021
99.2	2021 Share Incentive Plan of Alpha Tau Medical Ltd.	F-4	333-258915	10.8	December 1, 2021
99.3	2021 Employee Share Purchase Plan of Alpha Tau Medical	F-4	333-258915	10.9	December 1, 2021
107	Filing Fee Table					*

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel, as of March 9, 2023.

ALPHA TAU MEDICAL LTD.

By:	/s/ Uzi Sofer
	Name:	Uzi Sofer
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Uzi Sofer and Raphi Levy, and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Uzi Sofer	Chief Executive Officer & Chairperson	March 9, 2023
Uzi Sofer	(Principal Executive Officer)

/s/ Raphi Levy	Chief Financial Officer	March 9, 2023
Raphi Levy	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ruth Alon	Director	March 9, 2023
Ruth Alon

/s/ Michael Avruch	Director	March 9, 2023
Michael Avruch

/s/ S. Morry Blumenfeld, Ph.D.	Director	March 9, 2023
S. Morry Blumenfeld, Ph.D.

/s/ Meir Jakobsohn	Director	March 9, 2023
Meir Jakobsohn

/s/ Alan Adler	Director	March 9, 2023
Alan Adler

/s/ David Milch	Director	March 9, 2023
David Milch

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Alpha Tau Medical Ltd. has signed this registration statement on March 9, 2023.

ALPHA TAU MEDICAL INC.

By:	/s/ Uzi Sofer
Name:	Uzi Sofer
Title:	President and Director

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